Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S R E L E A S E 1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler Chief Executive Officer and President Russell M. Gifford Executive Vice President and Chief Financial Officer Tel: (808) 531-8400

Barnwell Industries, Inc. Adopts Tax Benefits Preservation Plan
Designed to Protect the Availability of Its Tax Benefits

HONOLULU, HAWAII, October 17, 2022 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) announced today that its Board of Directors (the “Board”) has adopted a Tax Benefits Preservation Plan (the “Tax Plan”) designed to protect the availability of the Company’s existing net operating loss carryforwards and certain other tax attributes (collectively, the “Tax Benefits”).

The Company has generated substantial Tax Benefits, which could potentially be used in certain circumstances to reduce its future income tax obligations.  Utilization of these NOLs and other Tax Benefits depends on many factors, including the Company’s future taxable income.  Additionally, the Company’s ability to use its Tax Benefits would be substantially limited if it were to experience an “ownership change,” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”).  In general, a corporation would experience an ownership change if the percentage of the corporation’s stock owned by one or more “5% stockholders,” as defined under Section 382, were to increase by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period (or, if a shorter period, since the Company’s last ownership change).  The purpose of the Tax Plan is to reduce the likelihood that the Company will experience an ownership change under Section 382, which would limit the Company’s future use of its Tax Benefits and, in turn, significantly impair the value of such Tax Benefits.

Absent the adoption of the Tax Plan, the Company would be at a greater risk of experiencing an ownership change under Section 382 in the future as a result of certain changes in its investor base and subsequent shifts in its stock ownership that cannot be predicted or controlled.  If the Company were to undergo an ownership change, limitations would be placed on the Company’s ability to utilize the Tax Benefits in future years in which it has taxable income, and the Company would pay more taxes than if it were able to utilize the Tax Benefits fully. This could result in a negative impact on the Company’s financial position, results of operations, and cash flows. The Tax Plan is designed to preserve the Tax Benefits by reducing the risk of an ownership change under Section 382.

The Tax Plan adopted by the Board is similar to plans adopted by other publicly held companies with substantial Tax Benefits and has a limited duration of three years.  The Tax Plan is not designed to prevent any action that the Board determines to be in the best interest of the Company and its stockholders.

To implement the Tax Plan, the Board declared a dividend of one right (a “Right”) for each outstanding share of the Company’s common stock.  The Rights will be issued to stockholders of record at the close of business on October 27, 2022 pursuant to the Tax Plan.  The Rights will be exercisable if a person or group of persons acquires 4.95% or more of the Company’s common stock.  The Rights will also be exercisable if a person or group of persons that already owns 4.95% or more of the Company’s common stock acquires an additional share other than as a result of a dividend or a stock split.  Existing stockholders that beneficially own in excess of 4.95% of the Company’s common stock will be “grandfathered in” at their current ownership level.  If the Rights become exercisable, all holders of Rights, other than the person or group of persons triggering the Rights, will be entitled to purchase shares of the Company’s common stock at a 50% discount.  Rights held by the person or group of persons triggering the Rights will become void and will not be exercisable.

The Tax Plan also includes an exchange option.  At any time after any person or group of persons acquires 4.95% or more of the Company’s common stock, but less than 50% or more of the outstanding shares of the Company’s common stock, the Board, at its option, may exchange the Rights (other than Rights owned by such person or group of persons which will have become void), in whole or in part, at an exchange ratio of three shares of the Company’s common stock per outstanding Right (subject to adjustment).

The Rights will trade with the Company’s common stock and will expire at the close of business on October 17, 2025.  The Rights will expire under other circumstances as described in the Tax Plan, including on the date set by the Board following a determination that the Tax Plan is no longer necessary or desirable for the preservation of the Tax Benefits or no significant Tax Benefits are available to be carried forward or are otherwise available.  The Board may terminate the Tax Plan prior to the time the Rights are triggered or may redeem the Rights prior to the Distribution Date, as defined in the Tax Plan.

Additional information with respect to the Tax Plan and the related Rights will be contained in a Current Report on Form 8-K that the Company will file with the U.S. Securities and Exchange Commission (“SEC”).  The Rights issued in the Tax Plan are issued pursuant to an agreement between the Company and Broadridge Corporate Issuer Solutions, Inc. as the rights agent, a copy of which will be filed as an exhibit to the Form 8-K.  For more information regarding the Company’s Tax Benefits, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

About Barnwell Industries, Inc.

Barnwell Industries, Inc. and its subsidiaries are principally engaged in the following activities:

Oil and Natural Gas: Is engaged in oil and natural gas development, production and sales in Canada and the U.S.

Land Investment: Invests in resort property development in Hawaii

Water Well Drilling: Provides well drilling services and water pumping system installation and repairs in Hawaii

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the SEC. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.